UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange of 1934 (Amendment No. __)

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INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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INCOME OPPORTUNITY REALTY INVESTORS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 9, 2014

Income Opportunity Realty Investors, Inc. will hold its Annual Meeting of Stockholders on Tuesday, December 9, 2014, at 11:00 a.m., local Dallas, Texas time, at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234.  The purpose of the meeting is to consider and act upon:

•       Election of a Board of four directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

•       Ratification of the selection of Swalm & Associates, P.C. as the independent registered public accounting firm.

•       Such other matters as may properly be presented at the Annual Meeting.

Only Stockholders of record at the close of business on November 6, 2014, will be entitled to vote at the meeting.

Your vote is important.  Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the accompanying envelope provided.  Your completed proxy will not prevent you from attending the meeting and voting in person should you choose.

Dated: November 7, 2014

By order of the Board of Directors,

Louis J. Corna
Executive Vice President, General Counsel,
Tax Counsel and Secretary

__________________________

This Proxy Statement is available at www.incomeopp-realty.com
Among other things, the Proxy Statement contains information regarding
· The date, time and location of the meeting · A list of the matters being submitted to Stockholders · Information concerning voting in person

INCOME OPPORTUNITY REALTY INVESTORS, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 9, 2014

The Board of Directors of Income Opportunity Realty Investors, Inc. (the “Company”or “we” or “us”) is soliciting proxies to be used at the Annual Meeting of Stockholders following the fiscal year ended December 31, 2013 (the “Annual Meeting”).  Distribution of this Proxy Statement and a Proxy Form is scheduled to begin on November 10, 2014. The mailing address of the Company’s principal executive offices is 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234.

About the Meeting

Who Can Vote

Record holders of Common Stock of the Company at the close of business on November 6, 2014 (the “Record Date”), may vote at the Annual Meeting.  On that date, 4,168,214 shares of Common Stock were outstanding.  Each share is entitled to cast one vote.

How Can You Vote

If you return your signed proxy before the Annual Meeting, we will vote your shares as you direct.  You can specify whether your shares should be voted for all, some or none of the nominees for director.  You can also specify whether you approve, disapprove or abstain from the other proposal to ratify the selection of auditors.

If a proxy is executed and returned but no instructions are given, the shares will be voted according to the recommendations of the Board of Directors.  The Board of Directors recommends a vote FOR Proposals 1 and 2.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by (a) delivering a written notice of revocation to the Corporate Secretary, (b) delivering another proxy that is dated later than the original proxy, or (c) casting your vote in person at the Annual Meeting.  Your last vote will be the vote that is counted.

Vote Required

The holders of a majority of the shares entitled to vote who are either present in person or represented by a proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.  As of November 6, 2014, there were 4,168,214 shares of Common Stock issued and outstanding.  The presence, in person or by proxy, of stockholders entitled to cast at least 2,084,108 votes constitutes a quorum for adopting the proposals at the Annual Meeting.  If you have properly signed and returned your proxy card by mail, you will be considered part of the quorum, and the persons named on the proxy card will vote your shares as you have instructed.  If the broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

A plurality of the votes cast is required for the election of directors.  This means that the director nominee with the most votes for a particular slot is elected to that slot.  A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

For the other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy entitled to vote on the proposal will be required for approval.  An abstention with respect to such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

As of the Record Date, an affiliate held 3,381,270 shares representing approximately 81% of the shares outstanding.  The affiliate has advised the Company that it currently intends to vote all of the shares it holds in favor of the approval of all proposals.

If you received multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names.  You should vote each of the proxy cards to ensure that all your shares are voted.

Other Matters to be Acted Upon at the Annual Meeting

We do not know of any other matters to be validly presented or acted upon at the Annual Meeting.  Under our Bylaws, no business besides that stated in the Annual Meeting Notice may be transacted at any meeting of stockholders.  If any other matter is presented at the Annual Meeting on which a vote may be properly taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail.  Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.

Available Information

Our internet website address is www.incomeopp-realty.com.  We make available free of charge through our website our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission.  In addition, we have posted the Charters of our Audit Committee, Compensation Committee, and Governance and Nominating Committee, as well as our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, Corporate Governance Guidelines and Corporate Governance Guidelines on Director Independence, all under separate headings.  These charters and principles are not incorporated in this instrument by reference.  We will also provide a copy of these documents free of charge to stockholders upon written request.  The Company issues Annual Reports containing audited financial statements to its common stockholders.

Multiple Stockholders Sharing the Same Address

The Securities and Exchange Commission (the “SEC”) rules allow for the delivery of a single copy of an annual report and proxy statement to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family.  Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings.  Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household.  If you wish to revoke your consent to house holding, you must contact your broker, bank or other nominee.

If you hold shares of common stock in your own name as a holder of record, house holding will not apply to your shares.

If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Income Opportunity Realty Investors, Inc., Attention: Investor Relations, 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234 or call (800) 400-6407.

Questions

You may call our Investor Relations Department at 800-400-6407  if you have any questions.

PLEASE VOTE - YOUR VOTE IS IMPORTANT

Corporate Governance and Board Matters

The affairs of the Company are managed by the Board of Directors.  The Directors are elected at the annual meeting of stockholders each year or appointed by the incumbent Board of Directors and serve until the next annual meeting of stockholders or until a successor has been elected or approved.

During the past few years, a number of changes occurred in the membership of the Board of Directors and the controlling stock ownership of the Company.  On July 17, 2009, Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”) which has its Common Stock listed and traded on the New York Stock Exchange (“NYSE”) acquired from Syntek West, Inc., a Nevada corporation (“SWI”) in a privately negotiated purchase, 2,518,934 Shares of Common Stock of the Company as a single block, which Shares acquired then constituted approximately 60.4% of the reported outstanding Shares of Common Stock of the Company.  TCI had owned an additional 1,037,184 Shares of Common Stock of the Company (approximately 25% of the outstanding) for a number of years.  The acquisition by TCI of the additional shares brought its then aggregate ownership to approximately 81% of the shares of Common Stock of the Company outstanding and resulted in a Change in Control of the Company. On February 7, 2011, Peter L. Larsen resigned as a director.  On February 8, 2011, the Board selected Henry A. Butler and RL S. Lemke as directors and as Vice Presidents of the Company.  Effective the close of business on October 31, 2011, Martha C. Stephens (a director since February 23, 2007 and chair person of the Board since May 21, 2009) resigned and RL S. Lemke (a director since October 13, 2011) resigned.  On October 25, 2011, the Board of Directors elected Sharon Hunt as a director.

Current members of the Board

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Henry A. Butler
Sharon Hunt	✓	✓	Chair
Robert A. Jakuszewski	✓	Chair	✓
Ted R. Munselle	Chair	✓	✓

Role of the Board’s Committees

The Board of Directors has standing Audit, Compensation and Governance and Nominating Committees.

Audit Committee.  The functions of the Audit Committee are described below under the heading “Report of the Audit Committee.”  The Audit Committee is an “audit committee” for purposes of Section 3(a)(58) of the Securities Exchange Act of 1934, as amended.  The charter of the Audit Committee was adopted on February 19, 2004, and is available on the Company’s Investor Relations website (www.incomeopp-realty.com).  The Audit Committee was initially formed on February 20, 2004.  All of the members of the Audit Committee are independent within the meaning of the SEC regulations, the listing standards of the NYSE MKT and the Company’s Corporate Governance Guidelines.  Mr. Munselle, a member and Chair of the Committee, is qualified as an “audit committee financial expert” within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE MKT.  All of the members of the Audit Committee meet the independence and experience requirements of the listing standards of the NYSE MKT.  The Audit Committee met six times in 2013.

Governance and Nominating Committee.  The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines.  In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates.  The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance of self-evaluation.  The charter of the Governance and Nominating Committee was adopted on March 22, 2004, and is available on the Company’s Investor Relations website (www.incomeopp-realty.com).  The Governance and Nominating Committee was initially formed on March 22, 2004.  All of the members of the Governance and Nominating Committee are independent within the meaning of the listing standards of the NYSE MKT and the Company's Corporate Governance Guidelines.  The Governance and Nominating Committee met one time in 2013.

Compensation Committee.  The Compensation Committee is responsible for overseeing the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations and to monitor the development and implementation of succession plans for the principal executive officer and other key executives and make recommendations to the Board with respect to such plans.  The charter of the Compensation Committee was adopted on March 22, 2004, and is available on the Company’s Investor Relations website (www.incomeopp-realty.com).  The Compensation Committee was initially formed on March 22, 2004.  All of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE MKT and the Company’s Corporate Governance Guidelines.  The Compensation Committee is to be comprised of at least three directors who are independent of management and the Company.  The Compensation Committee met one time in 2013.

Presiding Director

In March 2004, the Board created a new position of presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The presiding director also advises the Chairman of the Board and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, provides advice with respect to the selection of Committee chairs and performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities.

On December 11, 2013, the nonmanagement members of the Board designated Ted R. Munselle to serve in this position until the Company’s annual meeting of stockholders to be held following the fiscal year ended December 31, 2013.

Selection of Nominees for the Board

The Governance and Nominating Committee will consider candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. The Committee may also retain a third party executive search firm to identify candidates upon request of the Committee from time to time. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company's bylaws relating to stockholder nominations.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination will be based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request the third party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee will then evaluate the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

·       the ability of the prospective nominee to represent the interests of the stockholders of the Company;

·       the prospective nominee's standards of integrity, commitment and independence of thought and judgment;

·       the prospective nominee's ability to dedicate sufficient time, energy and, attention to the diligent performance of his or her duties, including the prospective nominee's service on other public company boards, as specifically set out in the Company's Corporate Governance Guidelines;

·       the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board;

·       the extent to which the prospective nominee helps the Board reflect the diversity of the Company's stockholders, employees, customers, guests and communities; and

·       the willingness of the prospective nominee to meet any minimum equity interest holding guideline.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Bylaws of the Company provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders’ intention to make such nomination has been delivered personally to, or has been mailed to and received by the Secretary at the principal office of the Company not later than 35 nor more than 60 days prior to the date of the meeting.  If a stockholder has a suggestion for candidates for election, the stockholder should follow this procedure.  Each notice from a stockholder must set forth (i) the name and address of the stockholder who intends to make the nomination and the name of the person to be nominated, (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming those persons) pursuant to which the nomination is to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules, and (vi) the consent of each nominee to serve as a director of the Company if so elected.  The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure.

Determinations of Director Independence

In February 2004, the Board enhanced its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the American Stock Exchange. The full text of the Guidelines can be found in the Investor Relations section of the Company's website (www.incomeopp-realty.com).  A copy may also be obtained upon request from the Company's Corporate Secretary.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in May 2013. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined of the then directors, Messrs. Munselle and Jakuszewski and Ms. Hunt are each independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.

Board Meetings During Fiscal 2013

The Board met seven times during fiscal 2013.  Each director attended 75% or more of the meetings of the Board and Committees on which he served. Under the Company’s Corporate Governance Guidelines, each Director is expected to dedicate sufficient time, energy an attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and Committees of which he is a member.  In addition, the independent directors met in executive session five times during fiscal 2013.

Directors’ Compensation

Each nonemployee director currently receives an annual retainer of $5,000 plus reimbursement for expenses.  The Chairman of the Board does not receive any additional fee.  In addition, each independent director receives an additional fee of $1,000 per day for any special services rendered by him to the Company outside of his or ordinary duties as a director plus reimbursement of expenses.  Effective January 4, 2010, the Board of Directors reduced their compensation to $7,500 per annum from $15,000 and no Audit Committee fees, with the Chairman of the Audit Committee to receive a one time annual fee of $500.  The Company also reimburses directors for travel expenses incurred in connection with attending Board, committee and stockholder meetings and for other Company/business related expenses.  Directors who are also employees of the Company or its Advisor receive no additional compensation for service as a director.

During 2013, $15,500 was paid to the nonemployee directors in total directors’ fees for all services, including the annual fee for service during the period from January 1, 2013, through December 31, 2013.  Those fees received by directors were Robert A. Jakuszewski ($5,000), Ted R. Munselle ($5,500), and Sharon Hunt ($5,000).

Stockholders Communication with the Board

Stockholders and other parties interested in communicating directly with the presiding director or with the nonmanagement directors as a group may do so by writing to Ted R. Munselle, Director, P.O. Box 830163, Richardson, Texas 75083-0163.  Effective March 22, 2004, the Governance and Nominating Committee of the Board also approved a process for handling letters received by the Company and addressed to members of the Board but received at the Company. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and received by the Company and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers and employees (including those of the contractual advisor).  In addition, on February 19, 2004, the Company adopted a code of ethics entitled “Code of Ethics for Senior Financial Officers” that applies to the principal executive officer, president, principal financial officer, chief financial officer, the principal accounting officer and controller.  The text of both documents is available on the Company's  Investor Relations  website  (www.incomeopp-realty.com). The Company  intends to post amendments to or waivers from its Code of Ethics for Senior Financial Officers (to the extent applicable to the Company's chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Compliance With Section 16(a) of Reporting Requirements

Section 16(a) under the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any persons holding 10% or more of the Company’s shares of Common Stock are required to report their ownership of the Company’s shares of Common Stock and any changes in that ownership to the SEC on specified report forms.  Specific due dates for these reports have been established, and the Company is required to report any failure to file by these dates during each fiscal year.  All of these filing requirements were satisfied by the Company’s directors and executive officers and holders of more than 10% of the Company’s Common Stock during the fiscal year ended December 31, 2013.  In making these statements, the Company has relied upon the written representations of its directors and executive officers and the holders of 10% or more of the Company’s Common Stock and copies of the reports that each has filed with the SEC.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock as of the close of business on November 6, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Approximate Percent of Class**
Transcontinental Realty Investors, Inc. 1603 LBJ Freeway, Suite 800 Dallas, Texas 75234	3,381,270	81.12%

Security Ownership of Management

The following table sets forth the ownership of the Company’s Common Stock, both beneficially and of record, both individually and in the aggregate for the directors and executive officers of the Company, and for certain deemed beneficial owners, as of the close of business on November 6, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership*	Approximate Percent of Class**
Gene S. Bertcher	3,381,270(1)	81.12%
Henry A. Butler	3,381,270(1)	81.12%
Louis J. Corna	3,381,270(1)	81.12%
Alfred Crozier	3,381,270(1)	81.12%
Sharon Hunt	3,381,270(1)	81.12%
Robert A. Jakuszewski	3,381,270(1)	81.12%
Daniel J. Moos	3,381,270(1)	81.12%
Ted R. Munselle	3,381,270(1)	81.12%
All directors and executive officers as a group (8 people)	3,381,270(1)	81.12%

____________________

*   “Beneficial Ownership” means the sole or shared power to vote, or to direct the voting of, a security or investment power with respect to a security, or any combination thereof.

**   Percentages are based upon 4,168,214 shares of Common Stock outstanding at November 6, 2014.

(1) Includes 3,381,270 shares owned by Transcontinental Realty Investors, Inc. (“TCI”), of which the directors and executive officers of TCI may be deemed to be the beneficial owners by virtue of their positions as directors and executive officers.  Each of the current directors (Messrs. Butler, Jakuszewski, Munselle and Ms. Hunt) and executive officers (Messrs. Moos, Bertcher, Corna and Crozier) of TCI disclaim beneficial ownership of such shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Four directors are to be elected at the Annual Meeting.  Each director elected will hold office until the Annual Meeting following the fiscal year ending December 31, 2014.  All of the nominees for director were previously elected at the last Annual Meeting and are now serving as directors.  Each of the nominees has consented to being named in this proxy statement as a nominee and has agreed to serve as a director if elected.  The persons named on the proxy card will vote for all of the nominees for director listed unless you withhold authority to vote for one or more of the nominees.  The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors.  Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors.  Cumulative voting for the election of directors is not permitted.

If any director is unable to stand for reelection, the Board will designate a substitute.  If a substitute nominee is named, the persons named on the proxy card will vote for the election of the substitute director.

The nominees for directors are listed below, together with their ages, terms of service, all positions and offices with the Company or the Company’s contractual advisor, Pillar Income Asset Management, Inc. (“Pillar”), other principal occupations, business experience, and directorships with other companies during the last five years or more.  The designation “affiliated” when used below with respect to a director means that the director is an officer, director or employee of the Company or the contractual advisor.

Henry A. Butler, 62 (Affiliated)

Broker-Land Sales (since April 30, 2011) for Pillar and (from July 2003 to April 30, 2011) Prime Income Asset Management, LLC (“Prime”) and (1992 to June 2003) for Basic Capital Management, Inc. (“BCM”); Director (since July 2003) and Chairman of the Board (since May 2009) of American Realty Investors, Inc. (“ARL”), Director (since December 2001) and Chairman of the Board (since May 2009) of Transcontinental Realty Investors, Inc. (“TCI”) and Director (December 2001 to July 1, 2003) and since February 8, 2001 of the Company; Owner/Operator (1989-1991) of Butler Interests, Inc.  Vice President (since August 3, 2000) of ARL and (since February 1, 2011) of TCI and (since February 8, 2011) of the Company.

Sharon Hunt, 70

Ms. Hunt is a Licensed Realtor in Arkansas with Keystone Realty; President and owner of Sharon’s Pretzels, Inc. (until sold in 1997), a Dallas, Texas food products entity; director (1991 to 2000) of a 501(c)(3) nonprofit corporation involved in the acquisition, renovation and operation of real estate.  She was elected a director of the Company on October 25, 2011.  Mr. Hunt was a director (February 20, 2004 to January 31, 2011) and again (since October 25, 2011) of ARL and TCI.

Robert A. Jakuszewski, 50

Senior Medical Liaison for Vein Clinics of America (since January 2013). He was Vice President of Sales and Marketing (September 1998 to December 2012) of New Horizons Communications, Inc. Mr. Jakuszewski was a Consultant (01/1998-09/1998) for New Horizon Communications, Inc.; Regional Sales Manager (1996-1998) of Continental Funding; Territory Manager (1992-1996) of Sigvaris, Inc.; Senior Sales Representative (1988-1992) of Mead Johnson Nutritional Division, USPNG; Sales Representative (1986-1987) of Muro Pharmaceutical, Inc.  Mr. Jakuszewski was elected a director of the Company on March 16, 2004 and has been a director of American Realty Investors, Inc. (“ARL”) and TCI since November 22, 2005.

Ted. R. Munselle, 57

Vice President and Chief Financial Officer (since October 1998) of Landmark Nurseries, Inc.; President (December 2004 to August 2007) of Applied Educational Opportunities, LLC, an educational organization which had two career training schools located in Texas; Director (since February 2004) of ARL and TCI; Certified Public Accountant (since 1980) who was employed as an Audit Partner in two Dallas, Texas based CPA firms (1986 to 1998), as an Audit Manager at Grant Thornton LLP (1983 to 1986) and as Audit Staff to Audit Supervisor at Laventhal & Horwath (1977 to 1983).  Mr. Munselle was elected a director of the Company on May 21, 2009.  Mr. Munselle is also a director (since February 17, 2012) of Spindletop Oil & Gas Company, a publicly held Texas corporation whose stock is traded in the Over-The-Counter (“OTC”) market.

The Board of Directors unanimously recommends a vote FOR
the election of all of the Nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Swalm & Associates, P.C. as the independent registered public accounting firm for Income Opportunity Realty Investors, Inc. for the 2014 fiscal year and to conduct quarterly reviews through September 30, 2014.  The Company’s Bylaws do not require that stockholders ratify the appointment of Swalm & Associates, P.C. as the Company’s independent registered public accounting firm.  Swalm & Associates, P.C. has served as the Company’s independent registered public accounting firm for each of the fiscal years ended December 31, 2004 through 2012. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, however, it is not bound by the stockholders’ decision.  Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Swalm & Associates, P.C. will attend the Annual Meeting.  The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Swalm & Associates, P.C. as the Company’s
independent registered public accounting firm.

Fiscal Years 2012 and 2013 Audit F irm Fee Summary

The following table sets forth the aggregate fees for professional services rendered to the Company for the years 2012 and 2013 by the Company’s principal accounting firm, Swalm & Associates, P.C.:

Type of Fees	2012	2013
Audit Fees	$46,104	$56,947
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees:	$46,104	$56,947
___________________

All services rendered by the principal auditors are permissible under applicable laws and regulations and were pre-approved by either the Board of Directors or the Audit Committee, as required by law.  The fees paid the principal auditors for services as described in the above table fall under the categories listed below:

Audit Fees.  These are fees for professional services performed by the principal auditor for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings and services that are normally provided in connection with statutory and regulatory filing or engagements.

Audit Related Fees.  These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements.  These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

Tax Fees.  These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and review of returns.  The review of tax returns includes the Company and its consolidated subsidiaries.

All Other Fees.  These are fees for other permissible work performed by the principal auditor that do not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor’s core work, which is the audit of the Company’s consolidated financial statements.

Report of the Audit Committee
Of the Board of Directors

The Audit Committee of the Board of Directors is composed of three directors, each of whom satisfies the requirements of independence, experience and financial literacy under the requirements of the AMEX and the SEC.  The Audit Committee has directed the preparation of this report and has approved its content and submission to the stockholders.

The Audit Committee is responsible for, among other things:

•       retaining and overseeing the independent registered public accounting firm that serves as our independent auditor and evaluating their performance and independence;

•       reviewing the annual audit plan with management and the independent registered public accounting firm;

•       pre-approving any permitted non-audit services provided by our independent registered public accounting firm;
•       approving the fees to be paid to our independent registered public accounting firm;

•       reviewing the adequacy and effectiveness of our internal controls with management, internal auditors and the independent registered public accounting firm;

•       reviewing and discussing the annual audited financial statements and the interim unaudited financial statements with management and the registered public accounting firm; and

•       approving our internal audit plan and reviewing reports of our internal auditors.

The Audit Committee operates under a written charter adopted by the Board of Directors.  The Committee’s responsibilities are set forth in this charter which is available on our website at www.incomeopprealty-invest.com.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s independent auditors.  The Committee has sole authority over the selection of the Company’s independent auditors and manages the Company’s relationship with its independent auditors.  The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee met five times during 2013.  The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.  The Committee’s meetings include private sessions with the Company’s independent auditors without the presence of the Company’s management, as well as executive sessions consisting of only Committee members.  The Committee also meets senior management from time to time.

Management has the primary responsibility for the Company’s financial reporting process, including its system of internal control over financial reporting and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.  The Company’s independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing management’s assessment of, and the effective operation of, internal control over financial reporting.  The Committee’s responsibility is to monitor and review the Company’s financial reporting process and discuss management’s report on the Company’s internal control over financial reporting.  It is not the Committee’s duty or responsibility to conduct audits or accounting reviews or procedures.  The Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the opinion of the independent registered public accountants included in their report on the Committee’s financial statements.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance.  During 2013, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America, and reviewed significant accounting and disclosure issues with the Committee.  These reviews include discussions with the independent accountants of the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices.  The Committee has also discussed with Swalm & Associates, P.C. matters relating to its independence, including a review of audit and non-audit fees, and written disclosures from Swalm & Associates, P.C. to the Company pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Committee also considered whether non-audit services, provided by the independent accountants are compatible with the independent accountant’s independence.  The Company also received regular updates on the amount of fees and scope of audit, audit related and tax services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure.  As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal controls, reviewed staffing levels and steps taken to implement recommended improvements in any internal procedures and controls.

Based on the Committee’s discussion with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent accountants to the Board of Directors, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC.  The Audit Committee and the Board of Directors have also selected Swalm & Associates, P.C. as the Company’s independent registered public accountants and auditors for the fiscal year ending December 31, 2014.

AUDIT COMMITTEE

Sharon Hunt	Ted R. Munselle	Robert A. Jakuszewski

Pre-approval Policy for Audit and Non-Audit Services

Under the Sarbanes-Oxley Act of 2002 (the “SO Act”), and the rules of the SEC, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of the independent auditor.  The purpose of the provisions of the SO Act and the SEC rules for the Audit Committee role in retaining the independent auditor is twofold.  First, the authority and responsibility for the appointment, compensation and oversight of the auditors should be with directors who are independent of management.  Second, any non-audit work performed by the auditors should be reviewed and approved by these same independent directors to ensure that any non-audit services performed by the auditor do not impair the independence of the independent auditor.  To implement the provisions of the SO Act, the SEC issued rules specifying the types of services that an independent auditor may not provide to its audit client, and governing the Audit Committee’s administration of the engagement of the independent auditor.  As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence.  Accordingly, the Audit Committee adopted on March 22, 2004 a written preapproval policy of audit and non-audit services (the “Policy”), which sets forth the procedures and conditions pursuant to which services to be performed by the independent auditor are to be pre-approved.  Consistent with the SEC rules establishing two different approaches to approving non-prohibited services, the policy of the Audit Committee covers preapproval of audit services, audit related services, international administration tax services, non-U.S. income tax compliance services, pension and benefit plan consulting and compliance services, and U.S. tax compliance and planning.  At the beginning of each fiscal year, the Audit Committee will evaluate other known potential engagements of the independent auditor, including the scope of work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management.  Typically, in addition to the generally pre-approved services, other services would include due diligence for an acquisition that may or may not have been known at the beginning of the year.  The Audit Committee has also delegated to any member of the Audit Committee designated by the Board or the financial expert member of the Audit Committee responsibilities to pre-approve services to be performed by the independent auditor not exceeding $25,000 in value or cost per engagement of audit and non-audit services, and such authority may only be exercised when the Audit Committee is not in session.

Executive Compensation

The Company has no employees, payroll or benefit plans and pays no compensation to its executive officers.  The executive officers of the Company who are also officers or employees of Pillar are compensated by Pillar.  Such executive officers perform a variety of services for Pillar, and the amount of their compensation is determined solely by Pillar.  Pillar does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.  See “The Advisor” for a discussion of the compensation payable to Pillar under the Advisory Agreement.

Compensation Committee Report

The Compensation Committee of the Board of Directors is comprised of at least two directors who are independent of management and the Company.  Each member of the Compensation Committee must be determined to be independent by the Board under the Corporate Governance Guidelines on Director Independence adopted by the Board and under the NYSE MKT standards for nonemployee directors and Rule 16b-3(b)(3)(i) of the rules and regulations promulgated under the Securities Exchange Act of 1934 and the requirements for “outside directors” set forth in Treasury Regulations, Section 27(e)(3).  Each member of the Committee is to be free of any relationship that in the judgment of the Board from time to time may interfere with the exercise of his or her independent judgment.  Each Committee member is appointed annually subject to removal at any time by the Board and serves until his or her Committee appointment is terminated by the Board.  The Compensation Committee is composed of three directors, each of whom meets the standards described above.

The purposes of the Compensation Committee are to oversee the policies of the Company relating to compensation to be paid by the Company to the Company’s principal executive officer (“CEO”) and any other officers designated by the Board and make recommendations to the Board with respect to such policies, produce necessary reports and executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations, and monitor the development and implementation of succession plans for the CEO and other key executives and make recommendations to the Board with respect to such plans.

The Company has no employees, payroll, or benefit plans and pays no compensation to its executive officers.  The executive officers of the Company, who are also officers or employees of Pillar are compensated by Pillar.  Such executive officers perform a variety of services for Pillar, and the amount of their compensation is determined solely by Pillar.  Pillar does not allocate the cash compensation of its officers among the various entities for which it may serve as advisor or sub-advisor.

The only remuneration paid by the Company is to directors who are not officers or directors of Prime or the Advisor.  These independent directors (i) review the business plan of the Company to determine that it is the best interest of the stockholders, (ii) review the advisory contract and recommend any appropriate changes thereto, (iii) supervise the performance of the Company’s contractual advisor, and review the reasonableness of the compensation paid to the contractual advisor in terms of the nature and quality of services performed, (iv) review the reasonableness of the total fees and expenses of the Company, and (v) select, when necessary, a qualified, independent real estate appraiser to appraise properties acquired.  See the sub caption “Directors’ Compensation” in the Proxy Statement for a description of the compensation paid.

The charter of the Compensation Committee was adopted on March 22, 2004, and the members of the Compensation Committee, all of whom are independent within the meaning of the listing standards of the NYSE MKT and the Company’s Corporate Governance Guidelines, are listed below.  Since its formation on March 22, 2004, the Compensation Committee has annually reviewed its existing charter and regularly performed the tasks described above relating to the business plan, advisory contract, reasonableness of compensation paid to the advisor, and the reasonableness of the total fees and expenses of the Company.

COMPENSATION COMMITTEE

Ted R. Munselle	Sharon Hunt	Robert A. Jakuszewski

Compensation Committee Interlocks and Insider Participation

The Company’s Compensation Committee is made up of nonemployee directors who have never served as officers of, or been employed by the Company.  None of the Company’s executive officers serve on a board of directors of any entity that has a director or officer serving on this Committee.

Executive Officers

Executive officers of the Company are listed below, all of whom are employed by Pillar.  None of the executive officers receive any direct remuneration from the Company, nor do any hold any options granted by the Company.  Their positions with the Company are not subject to a vote of stockholders.  The ages, terms of service and all positions and offices with the Company, Pillar, and other affiliated entities, other principal occupations, business experience and directorships with other publicly held companies during the last five years or more are set forth below.

Daniel J. Moos, 63

President and Chief Operating Officer (since April 5, 2007) of the Company, ARL and TCI (since March 2007) of Prime and (since April 30, 2011) of Pillar; Senior Vice President and Business Line Manager for U.S. Bancorp (NYSE;USB) working out of their officers in Houston, Texas from 2003 to April 2007; Executive Vice President and Chief Financial Officer, Fleetcor Technologies a privately held transaction processing company that was headquartered in New Orleans, Louisiana from 1998 to 2003; Senior Vice President and Chief Financial Officer, ICSA a privately held internet security and information company headquartered in Carlisle, Pennsylvania from 1996 to 1998; and for more than ten years prior thereto was employed in various financial and operating roles for PhoneTel Technologies, Inc. which was a publicly traded telecommunication company on the then American Stock Exchange, headquartered in Cleveland, Ohio (1992-1996) and LDI Corporation which was a publicly traded computer equipment sales/service and asset leasing company listed on the NASDAQ and headquartered in Cleveland, Ohio.

Gene S. Bertcher, 64

Executive Vice President (since February 2008) and Chief Financial Officer (since May 2008) of the Company, ARI and TCI.  Prior thereto (from February 2008 to March 2008) he was Executive Vice President and Interim Chief Financial Officer of the Company, ARI and TCI.  Mr. Bertcher is also President, Chief Executive Officer (since December 2006), and Chief Financial Officer (since January 2003) of New Concept Energy, Inc. (formerly CabelTel International Corporation), a Nevada corporation (“GBR”) which has its common stock listed on the NYSE MKT, a position he has occupied since November 1, 2004.  From January 3, 2003 until November 1, 2004, Mr. Bertcher was also Chief Executive Officer of GBR.  He has been a certified public accountant since 1973; Mr. Bertcher has been a director since June 1999 (and was from November 1989 to September 1996) of GBR.  Until November 1989, Mr. Bertcher was a partner in Grant Thornton, LLP having served as the Chairman of its National Real Estate and Construction Committee.  Mr. Bertcher is also Executive Vice President and Chief Financial Officer of Pillar (since April 30, 2011).

Louis J. Corna, 65

Executive Vice President, General Counsel/Tax Counsel and Secretary (since February 2004), Executive Vice President (October 2001 to February 2004), Executive Vice President and Chief Financial Officer (June 2001 to October 2001) and Senior Vice President–Tax (December 2000 to June 2001) of the Company, TCI, ARL and Prime and (prior to July 2003) of BCM; Executive Vice President, General Counsel/Tax Counsel and Secretary (since February 2004), Executive Vice President–Tax (July 2003 to February 2004) of Prime and PIAMI and (since April 30,2011) of Pillar; Private Attorney (January 2000 to December 2000); Vice President–Taxes and Assistant Treasurer (March 1998 to January 2000) of IMC Global, Inc.; Vice President–Taxes (July 1991 to February 1998) of Whitman Corporation.  Executive Vice President-General Counsel/Tax Counsel and Secretary of Pillar (since April 30, 2011).

Alfred Crozier, 61

Executive Vice President-Residential Construction (since November 15, 2006) of the Company and of ARL and TCI.  Prior to his selection as an officer of the Company, Mr. Crozier was Managing Director of Development (November 2005 to November 2006) for Woodmont Investment Company GP, LLC, a Dallas, Texas based developer of commercial properties and residential units.  Prior thereto (October 2003 to November 2005) he was President of Sterling Builders, Inc., a Spring, Texas construction and consulting company.  Prior thereto (August 2001 through September 2003) he was Vice President of Westchase Construction, Ltd., a Houston, Texas based construction firm and for more than five years prior thereto, he was employed by various firms engaged in the construction industry including Trammel Crow Residential (February 1995 through February 2000) and The Finger Companies (August 1991 through February 1995).  Mr. Crozier is also an architect.  Executive Vice President-Residential Construction of Pillar (since April 30, 2011).

In addition to the foregoing executive officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

The Advisor

Although the Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, day-to-day operations are performed by a contractual advisor under the supervision of the Board of Directors.  The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note investment and sales opportunities, as well as financing and refinancing sources.  The advisor also serves as a consultant to the Board of Directors in connection with the business plan and investment decisions made by the Board.

Pillar is the contractual advisor to IOT.  Pillar is a Nevada corporation, the sole shareholder of which is Realty Advisors, LLC, a Nevada limited liability company, the sole member of which is Realty Advisors, Inc., a Nevada corporation, which is 100% owned by Realty Advisors Management, Inc., a Nevada corporation, the sole stockholder of which is a Trust known as the May Trust.  Until early 2009, Syntek West, Inc., a Nevada corporation (“SWI”), which is owned 100% by Gene E. Phillips owned 20% of PIAMI which SWI exchanged to Realty Advisors, Inc. for certain securities issued by SWI.  Gene E. Phillips and SWI are each considered to be a “related party” for financial statement purposes because of the prior ownership arrangement.  Prime served as the Company’s advisor under an Advisory Agreement effective July 1, 2009 between the Company and Prime through April 30, 2011 when such agreement terminated and the Company and Pillar entered into an Advisory Agreement effective April 30, 2011 (the “Pillar Advisory Agreement”).

Under the Pillar Advisory Agreement, Pillar is required to annually formulate and submit for Board approval a budget and business plan containing a twelve-month forecast of operations and cash flow, a general plan for asset sales and purchases, borrowing activity and other investments.  Pillar is required to report quarterly to the Board on the Company’s performance against the business plan.  In addition, all transactions required prior Board approval, unless they are explicitly provided for in the approved plan or were made pursuant to authority expressly delegated to Pillar by the Board.

The Pillar Advisory Agreement also required prior approval of the Board for the retention of all consultants and third party professionals, other than legal counsel.  The Pillar Advisory Agreement provides that Pillar is deemed to be in a fiduciary relationship to the stockholders; contains a broad standard governing Pillar’s liability for losses by the Company; and contains guidelines for Pillar’s allocation of investment opportunities as among itself, the Company and other entities it advises.

The Pillar Advisory Agreement provides for Pillar to be responsible for the day-to-day operations of the Company and to receive an advisory fee comprised of a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% of the Company’s net income.

The Pillar Advisory Agreement also provides for Pillar to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Company during the fiscal year exceeds the sum of (1) the cost of each property as originally recorded in the Company’s books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (2) capital improvements made to such assets during the period owned, and (3) all closing costs (including real estate commissions) incurred in the sale of such real estate.  However, no incentive fee would be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the net investment, including capital improvements, calculated over the holding period before depreciation and inclusive of operating income and sales consideration, and (b) the aggregate net operating income from all real estate owned for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

Additionally, pursuant to the Pillar Advisory Agreement, Pillar or an affiliate of Pillar is to receive an acquisition commission for supervising the acquisition, purchase or long term lease of real estate equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers, or (ii) the compensation customarily charged in arm’s length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property, provided that the aggregate purchase price of each property (including acquisition fees and real estate brokerage commissions) could not exceed such property’s appraised value at acquisition.

The Pillar Advisory Agreement requires Pillar or any affiliate of Pillar to pay the Company one half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Company.  However, the compensation retained by Pillar or any affiliate of Pillar may not exceed the lesser of (i) 2% of the amount of the loan commitment, or (ii) a loan brokerage and commitment fee reasonable and fair under the circumstances.

The Pillar Advisory Agreement also provides that Pillar or an affiliate of Pillar is to receive a mortgage or loan acquisition fee with respect to the purchase of any existing mortgage loan equal to the lesser of (i) 1% of the amount of the loan purchased, or (ii) a brokerage or commitment fee reasonable and fair under the circumstances.  Such fee will not be paid in connection with the origination or funding of any mortgage loan by the Company.

Under the Pillar Advisory Agreement, Pillar or an affiliate of Pillar also is to receive a mortgage brokerage and equity refinancing fee for obtaining loans or refinancing on properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced, or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances.  However, no such fee is to be paid on loans from Pillar or an affiliate of Pillar without the approval of the Board of Directors.  No fee shall be paid on loan extensions.

The Pillar Advisory Agreement also provides for all activities in connection with or related to construction for the Company and its subsidiaries, Pillar can receive a fee equal to 6% of the so-called “hard costs” only of any costs of construction on a completed basis, based upon amounts set forth as approved on any architect certificate issued in connection with such construction, which fee is payable at such time as the applicable architect certifies other costs for payment to third parties.  The phrase “hard costs” means all actual costs of construction paid to contractors, subcontractors and third parties for materials or labor performed as a part of the construction but does not include items generally regarded as “soft costs” which are consulting fees, attorneys’ fees, architectural fees, permit fees and fees of other professionals.

Under the Pillar Advisory Agreement, Pillar is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Company; provided, however, all or a portion of the annual advisory fee must be refunded by Pillar if the Operating Expenses of the Company (as defined in the Pillar Advisory Agreement) exceed certain limits specified in the Pillar Advisory Agreement based on the book value, net asset value and net income of the Company during the fiscal year.  Pillar may assign the Pillar Advisory Agreement only with the prior consent of the Company.

Additionally, if management requests that Pillar render services other than those required by the Pillar Advisory Agreement, Pillar or an affiliate of Pillar was to be separately compensated for such additional services on terms to be agreed upon from time to time.  As discussed below, under Property Management, the Company currently utilizes the services of Regis Realty Prime, LLC for property management and real estate brokerage. Prior to December 31, 2010, the Company employed Triad Realty Services LP (“Triad”), an affiliate of Pillar, to provide management for the Company’s properties and engaged Regis Realty I LLC (“Regis I”), a related party, on a non-exclusive basis to provide brokerage services for the Company.

Pillar also serves as a contractual advisor to TCI and ARL and the principal officers of Pillar are also the principal officers of the Company.  The Prime Advisory Agreement between the Company and Prime contained substantially the same terms as the current Pillar Advisory Agreement.

Effective April 30, 2011, the Company and Pillar entered into a Cash Management Agreement (the “Pillar CMA”) under which all funds of the Company are delivered to Pillar which has a deposit liability to the Company and is responsible for payment of all payables and investment of all excess funds which earn interest at the Wall Street Journal Prime Rate plus 1% per annum, as set quarterly on the first day of each calendar quarter.  Borrowings for the benefit of the Company bear the same interest rate.  The Pillar CMA may be terminated at any time without penalty for any reason upon sixty (60) days written notice by either party to the other, but otherwise remains in full force and effect coterminous with that of the Pillar Advisory Agreement and automatically renews from year to year unless terminated.

The managers and principal officers of Pillar are as set forth below:

Name	Office(s)
Mickey N. Phillips	Director
Ryan T. Phillips	Director
Daniel J. Moos	President and Chief Operating Officer
Gene S. Bertcher	Executive Vice President and Chief Financial Officer
Louis J. Corna	Executive Vice President, General Counsel, Tax Counsel and Secretary
Alfred Crozier	Executive Vice President, Residential Construction

Mickey N. Phillips is the brother of Gene E. Phillips, and Ryan T. Phillips is the son of Gene E. Phillips.

Property Management

Effective January 1, 2011, Regis Realty Prime, LLC d/b/a Regis Property Management, LLC (“Regis”), the sole member of which is Realty Advisors, LLC, has managed the Company’s Commercial Properties for a fee of 3% or less of the monthly gross rents collected on any commercial properties Regis manages and leasing commissions of 6% or less in accordance with the terms of a property level management agreement.

Prior to December 31, 2010, Triad, an affiliate of Pillar, provided property management services to the Company for a fee of 6% or less of the monthly gross rents collected on residential properties and 3% or less of the monthly gross rents collected on commercial properties under its management.  Triad subcontracted with other entities for the provision of the property level management services to the Company at various rates.  The general partner of Triad is Prime Income Asset Management, Inc., a Nevada corporation (“PIAMI”) which is the sole member of Prime.  The limited partner of Triad is HRS Holdings LLC (“HRSHLLC”), a related party.  Triad subcontract the property level management and leasing of the Company’s commercial properties to Regis I, a related party, which is a company owned by HRSHLLC.  Regis I also received property and construction management fees and leasing commissions in accordance with its then property level management agreement with Triad.

Real Estate Brokerage

Regis also  provides real estate brokerage services to the Company (on a non-exclusive basis).  Regis is entitled to receive a real estate commission for property purchases and sales in accordance with a sliding scale of total fees to be paid (i) maximum fee of 4.5% on the first $2 million of any purchase or sale transaction of which no more than 3.5% would be paid to Regis or affiliates; (ii) maximum fee of 3.5% on transaction amounts between $2 million and $5 million, of which no more than 3% would be paid to Regis or affiliates; (iii) maximum fee of 2.5% on transaction amounts between $5 million and $10 million, of which no more than 2% would be paid to Regis; and (iv) maximum fee of 2% on transaction amounts in excess of $10 million, of which no more than 1.5% would be paid to Regis or affiliates.

Certain Relationships and Related Transactions

Certain Business Relationships

Pillar served as the Company’s advisor since April 30, 2011.

Regis provides property management services subcontracts the property level management and leasing of the Company’s commercial properties. Regis also provides brokerage services, on a non-exclusive basis, for the Company and receives brokerage commissions in accordance with a brokerage agreement.

Messrs. Daniel J. Moos, Gene S. Bertcher, Louis J. Corna and Alfred Crozier are employed by Pillar which is owned by Realty Advisors, LLC, a Nevada limited liability company (“RALLC”).  The sole member of RALLC is Realty Advisors, Inc., a Nevada corporation.  Messrs. Moos, Bertcher, Corna and Crozier, executive officers of the Company, also serve as executive officers of ARL and TCI, and accordingly owe fiduciary duties to those entities as well as the Company.  Mr. Bertcher is also an officer, director and employee of GBR and as such also owes fiduciary duties to GBR as well as the Company.  Messrs. Jakuszewski and Munselle and Ms. Hunt, serve as directors of ARL and TCI and owe fiduciary duties to TCI and ARL, as well as the Company under applicable law.

Tax Sharing Agreement

For tax periods ending before August 31, 2012, the Company was part of the ARL consolidated federal return. After that date, the Company and the rest of the ARL group joined the May Realty Advisors, Inc. (“RAMI”) consolidated group for tax purposes. The income tax expense (benefit) for 2010 and 2011 tax periods was calculated under a tax sharing and compensating agreement among ARL, TCI, and the Company. That agreement continued until August 31, 2012, at which time a new tax sharing and compensating agreement was entered into among ARL, TCI, the Company, and RAMI for the remainder of 2012. For 2013, ARL, TCI, and the Company had a combined net taxable loss. The benefit or expense under such arrangements is calculated based on the amount of losses absorbed by taxable income multiplied by the statutory rate of 35% per the tax sharing and compensating agreements.

Related Party Transactions

Historically, the Company has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties.  Management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Company as could have been obtained from unrelated third parties.

TCI owns 3,381,270 shares of Common Stock of the Company (approximately 81.1%).  TCI owes $48.6 million to IOT which includes the $19.2 million note assumed from SWI in 2009 and $33.3 million of obligations TCI purchased from IOT’s then Advisor, Prime at April 30, 2011.

In 2013, the Company paid Pillar $800,000 in advisory fees, $234,000 in cost reimbursements, and $695,000 in net income fees.  In addition, from time to time, the Company has made advances to Pillar, which generally has not had specific repayment terms and has been reflected in the Company’s financial statements as receivables from or payables to affiliates.  Such advances bear interest at 1% above the prime rate.  During 2013, the Company received interest of $1.6 million from Pillar.

From time to time, the Company and its affiliates have made advances to each other which generally have not had specific repayment terms, did not bear interest, are unsecured and have been reflected in the Company’s financial statements as other assets or other liabilities.  At December 31, 2013, the Company had a receivable of $39.2 million due from TCI.

Restrictions on Related Party Transactions

Article FOURTEENTH of the Company’s Articles of Incorporation provides that the Company shall not, directly or indirectly, contract or engage in any transaction with (1) any director, officer or employee of the Company, (2) any director, officer or employee of the advisor, (3) the advisor, or (4) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any of the aforementioned persons, unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Company’s Board of Directors or the appropriate committee thereof, and (b) the Company’s Board of Directors or appropriate committee thereof determines that such contract or transaction is fair to the Company and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors of the Company entitled to vote thereon.  Article FOURTEENTH defines an “Independent Director” as one who is neither an officer or an employee of the Company, nor a director, officer or employee of the Company’s advisor.

OTHER MATTERS

The Board of Directors knows of no other matters that may be properly or should be brought before the Annual Meeting.  However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

The audited financial statements of the Company, in comparative form for the years ended December 31, 2012 and 2013, are contained in the 2013 Annual Report to Stockholders, which was mailed to stockholders in April 2014. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

SOLICITATION OF PROXIES

THIS PROXY STATEMENT IS FURNISHED TO STOCKHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE BOARD OF DIRECTORS OF INCOME OPPORTUNITY REALTY INVESTORS, INC.  The cost of soliciting proxies will be born by the Company.  Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication.

FUTURE PROPOSALS OF STOCKHOLDERS

Stockholder proposals for our Annual Meeting to be held in 2015 must be received by us by December 31, 2014, and must otherwise comply with the rules promulgated by the Securities and Exchange Commission to be considered for inclusion in our proxy statement for that year.  Any stockholder proposal, whether or not to be included in our proxy materials, must be sent to our Corporate Secretary at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234.

COPIES OF INCOME OPPORTUNITY REALTY INVESTORS, INC.’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (WITHOUT EXHIBITS) ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE THROUGH OUR WEBSITE AT WWW.INCOMEOPP-REALTY.COM OR UPON WRITTEN REQUEST TO INCOME OPPORTUNITY REALTY INVESTORS, INC., 1603 LBJ FREEWAY, SUITE 800, DALLAS, TEXAS 75234, ATTN: DIRECTOR OF INVESTOR RELATIONS.

Dated: November 7, 2014

By order of the Board of Directors,

Louis J. Corna
Executive Vice President, General Counsel,
Tax Counsel and Secretary

PROXY
INCOME OPPORTUNITY REALTY INVESTORS, INC.

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on December 9, 2014.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.incomeopp-realty.com.

The undersigned stockholder of INCOME OPPORTUNITY REALTY INVESTORS, INC. hereby appoints HENRY A. BUTLER and LOUIS J. CORNA, and each of them proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, as attorneys and proxies to vote all shares of Common Stock, par value $0.01 per share, of INCOME OPPORTUNITY REALTY INVESTORS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, December 9, 2014, at 11:00 a.m., local Dallas, Texas time, at 1603 LBJ Freeway, Suite 800, Dallas, Texas 75234, or any adjournment(s) thereof, with all powers the undersigned would possess if personally present, as indicated below, for the transaction of such business as may properly come before said meeting or any adjournment(s) thereof, all as set forth in the November 8, 2014, Proxy Statement for said meeting.

[INSERT ADDRESS LABEL]	Please _______________________________________________
Sign
Here _______________________________________________

Dated: ______________________________ , 2014.

To change the address on your account, please check the box at right and indicate your new address in the address space above.
Please note that changes to the registered name(s) on the account
may not be submitted via this method.         ☐

Note: Please sign exactly as your name or names appear hereon. When there is more than one owner, each must sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please indicate your title as such. If executed by a corporation, the proxy should be signed by a duly-authorized officer who should indicate his title. If a partnership, please sign in partnership name by an authorized person. Please date, sign and mail this proxy card in the enclosed envelope for which no postage is required if mailed in the United States.

(Continued and to be Completed on the Other Side)

THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR ALL NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF FARMER, FUQUA & HUFF, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

1.	Election of Directors	☐For All Nominees (except or marked to the contrary)
☐Withhold Authority For All Nominees listed below

Henry A. Butler, Sharon Hunt, Robert A. Jakuszewski , Ted R. Munselle

Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.

2.	Ratification of the Appointment of Farmer, Fuqua & Huff, P.C. as the independent registered public accounting firm
	☐ For	☐ Against	☐ Abstain

3.	In their discretion on any other matters which may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors of Income Opportunity Realty Investors, Inc. recommends approval of all nominees for election as directors and a vote FOR ratification of the appointment of Farmer, Fuqua and Huff, P.C. as the independent registered public accounting firm.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be Signed and Dated on the Other Side)